Exhibit 23.1.3

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-107545 of American Home Mortgage Investment Corp. on Form S-4 of our report dated July 29, 2003, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/S/    DELOITTE & TOUCHE LLP

Princeton, New Jersey

October 23, 2003